Exhibit 99.1

Biostar Pharmaceuticals Received Nasdaq Delisting Notification

XIANYANG, China, July 25, 2018 – Biostar Pharmaceuticals, Inc. (NASDAQ: BSPM) (“the Company”), a PRC-based manufacturer and marketer of pharmaceutical and health supplement products in China, announced today that on July 19, 2018 it received a notification letter from Nasdaq Listing Qualifications (“Nasdaq”) advising the Company that following review of the Company’s plan of compliance, the Nasdaq staff determined to delist the Company’s common stock from the Nasdaq Capital Market. The delisting notification stated that such delisting would be effective at the opening of business on July 30, 2018 unless the Company requests an appeal of the delisting determination.

As previously disclosed, the Company was cited for failures to comply with this Listing Rule because it had not filed its Form 10-K for the year ended December 31, 2017 and its Form 10-Q for the period ended March 31, 2018. Following these notifications, the Nasdaq staff granted the Company time and opportunity to submit a plan of compliance with its continued listing deficiencies.

The Nasdaq delisting determination noted that the Company did not provide a definitive plan to achieve compliance with the Nasdaq continued listing requirements. Specifically, the delisting determination referenced doubts regarding the Company’s ability to continue as a going concern given the seriousness of the Company’s financial position, the Company’s current inability to pay its independent auditors to complete the 2017 audit work, and the Nasdaq staff’s concerns surrounding the previously disclosed events that led to the seizing of certain of the Company’s assets, as the bases for the staff’s not granting the Company additional time to regain compliance with the Listing Rule 5250(c)(1).

The Company intends to appeal the Nasdaq delisting determination by requesting a hearing before a Nasdaq listing qualifications panel. A timely request will stay the delisting of the Company’s securities only for a period of 15 days from the date of the request, although the Company may request a stay of suspension, pending the hearing. While the Company intends to request such stay, there is no assurance that it will be granted for any additional time, if at all. The hearing date will be determined by Nasdaq and should occur within 45 days from the date of the request. The Company plans to address ongoing non-compliance matters before the Nasdaq panel. There can be no assurance that, following the hearing, the panel will grant the Company’s request for continued listing on the Nasdaq Capital Market. If the panel does not grant the Company’s request for additional time, its securities will be subject to delisting and the liquidity and marketability of the Company’s common stock would be adversely affected.

If the Company is delisted from the Nasdaq Capital Market, its common stock may be traded over-the-counter on the OTC Bulletin Board or in the “pink sheets” if one or more market makers seeks and obtains approval by the Financial Industry Regulatory Authority (FINRA) to continue quoting in the Company’s common stock. The over-the-counter market, however, is generally considered to be less efficient than the Nasdaq Capital Market. Many over-the-counter stocks trade less frequently and in smaller volumes than securities traded on the Nasdaq markets, which would likely have a material adverse effect on the liquidity and value of the Company’s common stock.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties.  Such forward-looking statements include statements about the risk that the Company will be unable to regain compliance with the Nasdaq Capital Market listing requirements and that its appeal to the Nasdaq listing qualifications panel will not be timely filed or will be unsuccessful, resulting in the inability of the Company to maintain its listing on the Nasdaq Capital Market, the risk that an over-the-counter market will not trade the Company’s shares if the Nasdaq Capital Market delists the Company.  Actual events or results may differ materially from the Company’s expectations.  Factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in its filings with the Securities and Exchange Commission.  These forward-looking statements represent the Company’s judgment as of the time of this release.  The Company disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.